As filed with the Securities and Exchange Commission on March 16, 2006
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SYNTAX-BRILLIAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	05-0567906

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
1600 North Desert Drive
Tempe, Arizona 85281-1230
(Address of Principal Executive Offices)(Zip Code)
Syntax Groups Corporation
2005 Stock Incentive Plan 2005 Deferred and Restricted Stock Plan
(Full Title of the Plan)
Vincent F. Sollitto, Jr.
Chairman and Chief Executive Officer
Syntax-Brillian Corporation
1600 North Desert Drive, Tempe, Arizona 85281-1230
(602) 389-8888

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Robert S. Kant, Esq.
Brian H. Blaney, Esq.
Elizabeth W. Fraser, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Telephone: 602) 445-8000
Facsimile: (602) 445-8100
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
To be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock, par value $.001	1,511,581 shares(1)	$1.9507 (1)	$2,948,641.06	$315.50

(1)	Represents 1,511,581 shares of Syntax-Brillian common stock issuable upon exercise of options outstanding under the Syntax Groups Corporation 2005 Stock Incentive Plan 2005 Deferred and Restricted Stock Plan (the “Plan”). In connection with the merger of a wholly owned subsidiary of Brillian Corporation with and into Syntax Groups Corporation, the outstanding options under the Plan as of November 30, 2005, the effective date of the merger, assumed by Syntax-Brillian Corporation were converted into options to purchase shares of Syntax-Brillian Corporation Common Stock. The offering price per share was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, and represents the weighted average exercise price per share for all options outstanding under the Plan.

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Syntax-Brillian Corporation Common Stock that may become issuable under any of the assumed options outstanding under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of Syntax-Brillian Corporation Common Stock.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Syntax-Brillian Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	Annual Report on From 10-K for the year ended December 31, 2004(1);

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005(1);

(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2005(1);

(d)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2005(1);

(e)	Quarterly Report on Form 10-Q for the quarter ended December 31, 2005;

(f)	Proxy Statement dated April 4, 2005;

(g)	Supplement to Proxy Statement filed April 11, 2005;

(h)	The following sections of the Joint Proxy Statement / Prospectus dated October 21, 2005:
•	Information Regarding Syntax — Management’s Discussion and Analysis of Financial Condition and Results of Operations of Syntax, and

•	Financial Statements of the Home and Personal Entertainment Business of Syntax Groups Corporation beginning on page F-26;
(i)	Proxy Statement dated February 16, 2006;

(j)	Current Report on Form 8-K filed April 26, 2005;

(k)	Current Report on Form 8-K filed May 23, 2005;

(l)	Current Report on Form 8-K filed July 6, 2005;

(m)	Current Report on Form 8-K filed July 18, 2005;

(n)	Current Report on Form 8-K filed July 18, 2005;

(o)	Current Report on Form 8-K/A filed September 16, 2005;

(p)	Current Report on Form 8-K filed September 22, 2005;

(q)	Current Report on Form 8-K filed November 10, 2005;

(r)	Current Report on Form 8-K filed December 6, 2005;

(s)	Current Report on Form 8-K filed January 3, 2006;

(t)	Current Report on Form 8-K filed January 24, 2006;

(u)	Current Report on Form 8-K/A filed February 10, 2006; and

(v)	The description of our common stock contained in our registration statement on Form 10 (Registration No. 000-50289), including any amendments or reports filed for the purpose of updating that description.

(1)	The financial statements of the Registrant preceding the merger involving the Registrant and Syntax Groups Corporation are those of the Home and Personal Entertainment Business of Syntax Groups Corporation, which was a private company prior to the merger.
     In addition, all documents subsequently filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.
     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     The firm of Greenberg Traurig, LLP, Phoenix, Arizona, has acted as counsel for the Registrant in the preparation of this Registration Statement. As of March 1, 2006, certain members of such firm beneficially owned 6,274 shares of the Registrant’s Common Stock.
Item 6. Indemnification of Directors and Officers.
     The certificate of incorporation and bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an “Indemnitee”).
     Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.
     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.
     If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.
     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the Board of Directors of the registrant deems appropriate.
     In addition, Brillian has entered into indemnification agreements that require Brillian to indemnify the directors, officers, and certain other representatives of Brillian against expenses and certain other liabilities arising out of their conduct on behalf of Brillian to the maximum extent and under all circumstances permitted by law.
Item 7. Exemption From Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit
Number	Exhibit
5	Opinion of Greenberg Traurig, LLP

23.1	Consent of Grobstein, Horwath & Company LLP

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included in the Signatures section of this Registration Statement)

99.1	Syntax Groups Corporation 2005 Stock Incentive Plan 2005 Deferred and Restricted Stock Plan
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or sectopm 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, Arizona, on this 16th day of March, 2006.

SYNTAX-BRILLIAN CORPORATION
By:	/s/ Vincent F. Sollitto, Jr.
Vincent F. Sollitto, Jr.
Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Vincent J. Sollitto, Jr. and Wayne A. Pratt and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Vincent F. Sollitto, Jr. Vincent F. Sollitto, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	March 16, 2006

/s/ Wayne A. Pratt Wayne A. Pratt	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	March 16, 2006

/s/ James Ching Hua Li James Ching Hua Li	President, Chief Operating Officer, and Director	March 16, 2006

/s/ Man Kit Chow Man Kit Chow	Chief Procurement Officer and Director	March 16, 2006

/s/ Christopher C.L. Liu Christopher C.L. Liu	Director	March 16, 2006
Director
David P. Chavoustie

/s/ John S. Hodgson John S. Hodgson	Director	March 16, 2006

/s. Yasushi Chikagami Yasushi Chikagami	Director	March 16, 2006

/s/ Shih-Jye Cheng Shih-Jye Cheng	Director	March 16, 2006

/s/ Max Fang Max Fang	Director	March 16, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit

5	Opinion of Greenberg Traurig, LLP

23.1	Consent of Grobstein, Horwath & Company, LLP

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included in the Signatures section of this Registration Statement)

99.1	Syntax Groups Corporation 2005 Stock Incentive Plan 2005 Deferred and Restricted Stock Plan